Exhibit 99.1

DOLLAR TREE, INC. TO HOST 2023 INVESTOR CONFERENCE

CHESAPEAKE, Va.—May 1, 2023—Dollar Tree, Inc. (NASDAQ: DLTR), today announced that it will host an Investor Conference in Norfolk, Virginia, on Wednesday, June 21, 2023.

Chairman & CEO Rick Dreiling and CFO Jeff Davis will be joined by members of the Company’s executive management team to provide an in-depth overview of the Company and business segments, including growth strategies, capital allocation priorities and financial objectives, as well as the Company’s multi-year outlook.

A live webcast of the entire event, including executive question-and-answer, will begin at 8:00 a.m. Eastern Time and will be about a half-day event. Virtual registration can be accessed from the Dollar Tree 2023 Investor Conference site. A replay of the live webcast will be accessible shortly after the conclusion of the event. Due to space limitations, in-person attendance is by invitation only and advanced registration is required.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 16,340 stores across 48 states and five Canadian provinces as of January 28, 2023. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

CONTACTS:

Investors:
Randy Guiler
Vice President, Investor Relations
757-321-5284

Media:
Kristin Tetreault
SVP and Chief Communications Officer
757-910-6840

DLTR-G